Exhibit 10.24
LOAN AGREEMENT
     THIS LOAN AGREEMENT (this “Agreement”) is made as of the 5th day of April, 2007 (the “Effective Date”), by and between the parties specified in Schedule 2.3 attached hereto (each, a “Lender” and together, the “Lenders”), and TopSpin Medical, Inc., a company organized and existing under the laws of the State of Delaware (the “Borrower”).
WITNESSETH:
     WHEREAS, the Lenders are controlling shareholders in the Borrower; and
     WHEREAS, Borrower desires to borrow the amount of up to $ 500,000 (Five Hundred Thousand U.S. Dollars) from the Lenders for the purposes specified in Section 3 below; and
     WHEREAS, the Lenders are willing to lend such sum to Borrower, subject to the terms and conditions of this Loan Agreement.
     NOW, THEREFORE, the parties agree as follows:
1.	Preamble. The Preamble to this Agreement constitutes an integral part hereof.

2.	Loan.
2.1	Subject to and in accordance with the terms of this Agreement, the Lenders shall lend to Borrower and Borrower shall borrow from the Lenders the amount of $500,000 (Five Hundred Thousand U.S. Dollars) (the “Loan Amount”).

2.2	The Loan Amount shall be paid by the Lenders to the Borrower in two installments (each, an “Installment” and together, the “Installments”), as follows:
(i)	$250,000 on April 16th, 2007.

(ii)	$250,000 no later than April 30th, 2007.
2.3	The division of the Installments between the Lenders is as detailed in Schedule 2.3 attached hereto.
3.	Payment of Interest. The outstanding principal amount on each Installment shall bear interest of 5.03% per annum (based upon the yield to maturity of U.S. treasury bills with maturity of 3 months), compounded annually, from the date on which such Installment is wired to the bank account of the Borrower until the repayment of such Installment in accordance with Section 6 below.

4.	Use of Proceeds. The Borrower undertakes that the proceeds of the Loan shall be used to fund the day-to-day operations of the Borrower.

5.	Term of the Agreement. The term of this Agreement shall be until the full repayment of the Loan pursuant to the terms hereunder.

6.	Repayment.

The Loan Amount, together with the interest accrued thereon, shall become due and payable upon the earlier of (i) the actual receipt of funds by the Borrower as the result of a public listing in Tel Aviv Stock Exchange of the Borrower’s securities for which the net proceeds is no less than $4,000,000, or (ii) 31st July 2007.

7.	Validity of Transaction. The Borrower declares that it has all requisite power and authority to execute, deliver, and perform this Agreement. All necessary corporate proceedings of the Borrower have been duly taken to authorize the execution, delivery, and performance of this Agreement by the Borrower. This Agreement, when duly executed and delivered by the Lender, shall constitute the legal, valid, and binding obligation of the Borrower, enforceable as to the Borrower in accordance with its terms.

Each Lender declares that it has all requisite power and authority to execute, deliver, and perform this Agreement. All necessary corporate proceedings of each Lender have been duly taken to authorize the execution, delivery, and performance of this Agreement by such Lender. This Agreement, when duly executed and delivered by each Lender, shall constitute the legal, valid, and binding obligation of such Lender, enforceable as to such Lender in accordance with its terms.

8.	Default. The Loan Amount and interest outstanding thereon will immediately become due and payable upon any Event of Default as defined herein. The occurrence of any of the following shall be an Event of Default:
(a)	any material breach by the Borrower of any of its obligations or representations under this Agreement;

(b)	the commencement by the Borrower of any liquidation proceedings or the adoption of a winding up resolution by the Borrower, or the appointment of a receiver or trustee over the whole or any part or the Borrower’s assets, or the calling by the Borrower of a meeting of creditors for the purpose of entering into a scheme or arrangement with them, and if any of the aforementioned actions or proceedings is not canceled within ninety (90) days of its initiation; or

(c)	the levy of an attachment or the institution of execution proceedings against the whole or a substantial part of the Borrower’s assets, where such attachment or execution proceeding is not discharged within ninety (90) days. The Borrower shall notify the Lenders within seventy-two (72) hours of any such attachment or proceeding.

9.	Miscellaneous.
9.1	Further Assurances. Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected thereby.

9.2	Entire Agreement. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof. This Agreement may not be modified or amended except by a written agreement signed by the parties hereto.

9.3	Notices, etc. All notices and other communications required or permitted hereunder to be given to a party to this Agreement shall be in writing and shall be telecopied or mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed to such party’s address as set forth below or at such other address as the party shall have furnished to each other party in writing in accordance with this provision:

if to the Lenders:	Pitango Venture Capital
11 HaMenofim St., Bldg. B
Herzliya 46725
Israel
Attn: Daphna Cohen-Gersht
Fax: +972-9-9718102

Giza Venture Capital
Ramat Aviv Tower, 12th floor
40 Einstein St.
Tel Aviv 61172
Israel
Attn: Allon Reiter
Fax: +972-3-6402319

Israel Seed Partners
Beit Hatayelet, 3rd floor
2 Beitar St.
Jerusalem 93386
Israel
Attn: Daniel Chinn
Fax: +972-2-5655122

if to the Borrower:	TopSpin Medical, Inc.
2 Yodfat Street
Lod 71921
Israel
Attn: Eyal Kolka
Fax: +972-8-9259003

9.4	Governing Law. This Agreement shall be governed by the laws of the State of Israel. Any dispute arising under or in connection with this Agreement shall be settled exclusively before the courts of the State of Israel.
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     IN WITNESS WHEREOF, the parties have executed this Loan Agreement as of the date first above written.

Pitango Venture Capital Fund III (USA) L.P.		Pitango Venture Capital Fund III (USA) Non-Q L.P.

Title:	/s/ Zeev Binman, General Partner & CFO	Title:	/s/ Zeev Binman, General Partner & CFO

	/s/ Bruce Crocker, General Partner		/s/ Bruce Crocker, General Partner

Date:	April 5, 2007	Date:	April 5, 2007

Pitango Principals Fund III (USA) LP		Pitango Venture Capital Fund III (Israeli Investors) L.P.

Title:	/s/ Zeev Binman, General Partner & CFO	Title:	/s/ Zeev Binman, General Partner & CFO

	/s/ Bruce Crocker, General Partner		/s/ Bruce Crocker, General Partner

Date:	April 5, 2007	Date:	April 5, 2007

Giza GE Venture Fund III, LP		Pitango Venture Capital Fund III Trusts 2000 L.P.

Title:	/s/ Ezer Soref, Managing Director	Title:	/s/ Zeev Binman, General Partner & CFO

	/s/ Ori Kirshner, Managing Partner		/s/ Bruce Crocker, General Partner

Date:	April 5, 2007	Date:	April 5, 2007

Giza Venture Fund III Limited Partnership		Giza Alpinvest Venture Fund III, LP

Title:	/s/ Ezer Soref, Managing Director	Title:	/s/ Ezer Soref, Managing Director

	/s/ Ori Kirshner, Managing Partner		/s/ Ori Kirshner, Managing Partner

Date:	April 5, 2007	Date:	April 5, 2007

Giza Executive Venture Fund III, LP		Giza Gmulot Venture Fund III Limited Partnership.

Title:	/s/ Ezer Soref, Managing Director	Title:	/s/ Ezer Soref, Managing Director

	/s/ Ori Kirshner, Managing Partner		/s/ Ori Kirshner, Managing Partner

Date:	April 5, 2007	Date:	April 5, 2007

TopSpin Medical, Inc.		Israel Seed IV, L.P.

Title:	/s/ Eyal Kolka, CFO & Secretary	Title:	/s/ Neil Cohen, General Partner

Date:	April 5, 2007	Date:	April 5, 2007

Schedule 2.3

	First	Second
	Installment	Installment
Name of Lender	($)	($)	Total ($)
Pitango Venture Capital Fund III (USA) L.P	62,964	62,964	125,928

Pitango Venture Capital Fund III (USA) Non-Q L.P.	5,821	5,821	11,642

Pitango Principals Fund III (USA) L.P.	2,216.5	2,216.5	4,433

Pitango Venture Capital Fund III (Israeli Investors) L.P	17,025.5	17,025.5	34,051

Pitango Venture Capital Fund III Trusts 2000 L.P.	4,432.5	4,432.5	8,865

Giza GE Venture Fund III, L.P.	51,235	51,235	102,470

Giza Venture Fund III Limited Partnership	7,693.5	7,693.5	15,387

Giza Alpinvest Venture Fund III, L.P.	10,559	10,559	21,118

Giza Executive Venture Fund III, L.P.	3,295	3,295	6,590

Giza Gmulot Venture Fund III Limited Partnership.	1,419	1,419	2,838

Israel Seed IV, L.P.	83,339	83,339	166,678